Exhibit 2.5

GADSDEN GROWTH PROPERTIES, INC.

15150 N. Hayden Road, Suite 220

Scottsdale, Arizona 85260

March 13, 2019

FC Global Realty Incorporated

2300 Computer Drive

Building G

Willow Grove, PA 19090

Ladies and Gentlemen:

Reference is made to the Agreement and Plan of Merger, dated November 8, 2018, as amended, by and among FC Global Realty, Inc. (“FC Global”), Gadsden Growth Properties, Inc. (“Gadsden”) and the other parties thereto (the “Merger Agreement”). The Merger Agreement contemplated the issuance of shares by FC Global that would be registered under the Securities Act, of 1933, as amended (the “Securities Act”), when the registration statement, Registration No. 333-228304 (as amended, the “Registration Statement”) for such offering was declared effective under the Securities Act.

Each of FC Global and Gadsden hereby acknowledges and agrees on behalf of itself and its affiliates who are parties to the Merger Agreement as follows:

1.	FC Global and Gadsden intend to enter into a Stock Purchase Agreement (the “Purchase Agreement”), dated the date hereof, pursuant to which, among other things, FC Global will issue to Gadsden the Parent Securities (as defined in the Purchase Agreement), in consideration for which Gadsden will transfer and assign to FC Global all of the Class A limited partnership interests and all of the general partnership interests in Gadsden Growth Properties, L.P., a Delaware limited partnership.

2.	The parties desire to terminate the Merger Agreement and withdraw the Registration Statement on the date hereof concurrent with the parties entering into the Purchase Agreement.

3.	Pursuant to the terms of the Merger Agreement, the Merger Agreement can be terminated at any time prior to the merger becoming effective by, among other things, the mutual written consent of Gadsden and FC Global duly authorized by their respective boards of directors.

4.	On or about the date hereof, FC Global will prepare and file with the Securities and Exchange Commission a Registration Withdrawal Request to withdraw the Registration Statement.

5.	Effective as of the date hereof, the Merger Agreement is terminated in its entirety, and of no further force and effect, and none of the parties thereto will have any further rights or obligations under or pursuant to the Merger Agreement.

You may rely on the foregoing as our understanding and agreement with you.

Sincerely,

GADSDEN GROWTH PROPERTIES, INC.

By:	/s/ John Harman
Name: John Hartman
Title: Chief Executive Officer

ACCEPTED AND AGREED TO

AS OF THE DATE FIRST ABOVE

WRITTEN:

FC GLOBAL REALTY INCORPORATED

By:	/s/ Michael Stewart
Name: Michael Stewart
Title: Chief Executive Officer

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